ARTHUR ANDERSEN LLP

                                   EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Ramapo Financial Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 16, 1998 and to all references to our Firm. It should be noted that we haved not audited any financial statements of Ramapo Finaancial Corporation subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                                  /s/ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 27, 1998